UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 9, 2004

(Date of earliest event reported)

TIVO INC.

(exact name of registrant as specified in its charter)

Commission File: 000-27141

Delaware	77-0463167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2160 Gold Street

P.O. Box 2160

Alviso, California 95002

(Address of Principal executive offices, including zip code)

(408) 519-9100

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On August 9, 2004, we acquired a minority interest in TGC, Inc., a newly formed independent entity. In exchange for our interest in TGC, we granted TGC a license to certain aspects of our technology for use in The People’s Republic of China, Singapore, Hong Kong, Macau, and Taiwan.

Through TGC, we expect to gain access to high quality, low-cost engineering resources for the design and development of reduced-cost digital video recorder platforms. We believe that this investment will enable our internal research and development team to focus on future service-related enhancements and initiatives. We do not believe this transaction will have a material effect on our results of operations in fiscal year 2005.

We expect TGC to engage in design, development, and licensing activities related to reduced-cost digital video recorder platforms and technology. We also expect TGC will pursue opportunities to market TiVo technology in The People’s Republic of China, Singapore, Hong Kong, Macau, and Taiwan. TGC’s technology license from TiVo is exclusive for the first five years and non-exclusive to TGC for a perpetual period afterwards. Subject to certain terms and conditions, our license grants TGC limited access to portions of our source code and provides for both parties to exchange improvements to that code during the first five years. We will be entitled to royalty payments from TGC in limited circumstances.

At closing, TiVo owned approximately 49.4% of TGC’s outstanding shares (and approximately 44.3% on a fully-diluted basis assuming the issuance of options to executives of TGC). The remainder of TGC’s shareholders include financial investors (including New Enterprise Associates, a stockholder of TiVo Inc. that has a representative on TiVo’s Board of Directors) and certain of TGC’s management team. Initially, we will have two seats on TGC’s five-member Board of Directors. Subject to restrictions and under specific circumstances, we also have a limited call right to acquire all of TGC after five years or upon a change of control of TiVo at a premium to TGC’s fair market value. We also have the right to acquire at least a majority of TGC in the event of a TGC initial public offering at the net initial public offering price. TGC is incorporated in the Cayman Islands.

With the approval of our Board of Directors, Ta-Wei Chien, TiVo’s former Senior Vice President, General Manager of TiVo Technologies, will serve as TGC’s Chief Executive Officer and Chairman of TGC’s Board of Directors. Mr. Chien resigned from his current position at TiVo on August 3, 2004. In connection with Mr. Chien’s resignation, we have entered into a consulting agreement with Mr. Chien pursuant to which he will provide transition-related consulting services to us in exchange for permitting his fully-vested TiVo options to remain exercisable, with no further vesting, for one year from the date of his resignation.

Note: This Current Report on Form 8-K contains certain forward-looking statements relating to TiVo Inc.’s investment in TGC, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s business, services, business development, strategy, customers or other factors, including TGC’s business activities and TGC’s results of operations, that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions.

Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the “Factors That May Affect Future Operating Results.” More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004, and the Company’s Quarterly Report on Form 10-Q, for the quarter ended April 30, 2004, filed with the Securities and Exchange Commission. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: August 10, 2004	By:	/s/ David H. Courtney
David H. Courtney
Chief Financial Officer and Executive Vice President, Worldwide Operations and Administration
(Principal Financial and Accounting Officer)